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                                                                  EXHIBIT 10.S.1



                             AMENDMENT NO. 1 TO THE
                              STRATEGIC STOCK PLAN

         Pursuant to Sections 5.2 and 14.1 of the El Paso Energy Corporation Strategic Stock Plan (the "Plan"), the Plan is hereby amended as follows, effective April 1, 1998:

         Section 5.1 is amended to read as follows:

                  "5.1 Subject to Section 5.2, the maximum number of shares that may be issued for which options, limited stock appreciation rights, stock appreciation rights and Restricted Stock may at any time be granted under the Plan is two million (2,000,000) shares of Common Stock, from shares held in the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Plan Administrator, subject to, and reduced by (on a post-split basis), the number of shares of Common Stock awarded prior to the occurrence of a two-for-one stock split effected by the Company in the form of a 100% stock dividend on April 1, 1998. Any options, limited stock appreciation rights, stock appreciation rights and shares of Restricted Stock outstanding under the Plan on April 1, 1998, shall be adjusted on a two-for-one basis to reflect the stock dividend."

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of April, 1998.


                                          EL PASO ENERGY CORPORATION


                                          By: /s/ JOEL RICHARDS III
                                             -----------------------------------
Attest:                                       Joel Richards III
                                              Executive Vice President
                                              Plan Administrator
/s/ David L. Siddall
----------------------------
    David L. Siddall
    Corporate Secretary